Exhibit 99.1

MultiPlan Corporation Announces Preliminary Third Quarter Revenues Ahead of Refinancing

•	Preliminary revenue results show improvement over second quarter 2020

NEW YORK, NY — October 19, 2020 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, today announced preliminary revenue for the quarter ended September 30, 2020 in advance of the previously announced refinancing transactions.

Preliminary Third Quarter 2020 Revenue

Although the financial results for the three months ended September 30, 2020 are not yet finalized, MultiPlan expects to report stronger than previously forecast revenue performance for the quarter. Preliminary September 2020 results continued the trend seen in July and August and the Company estimates revenue for the three months ended September 30, 2020, to be between $220.0 million and $225.0 million, compared to $245.8 million for the three months ended September 30, 2019, a decrease of $23.3 million or 9.5%, and compared to $206.9 million for the three months ended June 30, 2020, an increase of $15.6 million or 7.6%, in each case, calculated using the midpoint of the range.

The preliminary financial data included in this press release has been prepared by, and is the responsibility of, MultiPlan management.

Refinancing & Other Update

Based on MultiPlan’s revenue performance and favorable market conditions, the Company has launched a process to refinance its 7.125% Senior Notes due 2024 and indebtedness under its existing senior secured credit facilities with the goal of meaningfully lowering annual interest expense, extending maturities and increasing access to liquidity. However, the timing and terms of any such refinancing are subject to market and other conditions, and there can be no assurance that such indebtedness will be refinanced. This news release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

MultiPlan also announced that David Redmond, Executive Vice President and Chief Financial Officer of the Company, was diagnosed with COVID-19. Mr. Redmond is receiving treatment and continues to perform his responsibilities remotely as Executive Vice President and Chief Financial Officer of the Company. In the event Mr. Redmond is required to take medical leave, MultiPlan has developed a temporary plan to cover Mr. Redmond’s responsibilities.

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Forward-Looking Statements

This press release includes statements that express the Company and its subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. Forward-looking statements include the Company’s expectations regarding its financial and operational information for the three months ended September 30, 2020 after the completion of its closing procedures. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company’s business. Factors that may impact such forward-looking statements include the factors discussed under “Risk Factors” in the Company’s Definitive Proxy Statement on Schedule 14A filed September 18, 2020, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, dental, government and property and casualty markets. For more information, visit multiplan.com.

Media Contact

Pamela Walker

Senior Director, Marketing & Communication MultiPlan

781-895-3118

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